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                                   EXHIBIT 1

                                   AGREEMENT

         The undersigned reporting persons hereby agree that the statements filed pursuant to this Schedule 13D dated February 16, 1998, to which this Agreement is filed as an exhibit, are filed on behalf of each of them.

                                        SASI MINERALS COMPANY



                                        By:   /s/ William Casey McManemin
                                              ---------------------------------
                                              William Casey McManemin
                                              Attorney-in-Fact
                                          Dated:    February 16, 1998






                                        /s/ William Casey McManemin
                                        ---------------------------------------
                                        William Casey McManemin
                                         Dated:    February 16, 1998